Exhibit 99.1

FOR IMMEDIATE RELEASE

NBC UNIVERSAL TO ACQUIRE iVILLAGE INC.

Top women’s online community to be centerpiece of NBCU’s digital strategy

New York, NY, March 6, 2006—NBC Universal and iVillage Inc. (NASDAQ: IVIL) have signed a definitive agreement for NBC to acquire iVillage, one of the nation’s most successful online destinations for women.  The acquisition was announced today by Bob Wright, Vice Chairman and Executive Officer, General Electric; Chairman and CEO, NBC Universal and Doug McCormick, Chairman and Chief Executive Officer, iVillage Inc. NBC Universal will purchase 100% of the equity of iVillage for $8.50 in cash per common share of the company for a net cost of approximately $600 million. The transaction is expected to close in the second quarter of 2006 pending shareholder and regulatory approvals.

With this acquisition, NBC Universal will engage millions of loyal iVillage users, a community which mirrors a key demographic of the NBC Universal audience – women. Every part of NBC Universal, from television and film to home entertainment will support and drive iVillage forward. From this platform, NBC Universal will chart the next generation of digital content development and enhance user experience.

“As this transaction demonstrates, we are committed to delivering content to consumers through distribution systems both traditional and new,” said Wright. “Acquiring iVillage will enable us to bring our programming to a large and passionate online community. We look forward to building on the considerable brand strength iVillage has developed over the past 10 years and to giving our advertising clients new and exciting ways to reach a valuable demographic.”

“With this transaction, iVillage solidifies its position as a world class brand,” said McCormick.  “This milestone is recognition of the contributions by our employees, our partners, and our investors.  We are very excited to join the NBC Universal family and to become part of a media company that is unparalleled in its product and its people.”

iVillage brings a profitable internet business, with proprietary content and a consistent user base that commands premium advertising pricing. With the addition of iVillage, NBC Universal expects to grow the company’s digital revenues to approximately $200MM in 2006, and projects a 20% growth rate going forward. Full year 2005 iVillage.com revenues were up approximately 30% year-over-year, excluding acquisitions. Additionally, NBC Universal expects to realize significant cost synergies by using iVillage capabilities to support existing digital operations.

“iVillage immediately gives us scale and a profitable, established platform to expand our digital efforts, especially in the rapidly growing areas of health and women’s interests,”  said Beth Comstock, President, NBC Universal Digital Media and Market Development.  “This is all about creating important new intersections between community, content and commerce.  We envision connecting more deeply online, on mobile and on demand with key consumers throughout their various life stages — from their unique interests to their finances to their health and well-being.  We are also looking to create a more customized consumer healthcare experience, working in association with GE Healthcare.”

iVillage is a well-established brand and a leading destination for a fast-growing sector of the online audience. According to the Pew Internet & American Life Project, 86% of women ages 18 to 29 were online, compared with 80% of men in the same age group (January to June, 2005). iVillage currently engages over 14 million unique users(1) with rich content channels that tap into the wide span of women’s interests, covering everything from ‘Health & Well-Being’ to ‘Entertainment’ to ‘Beauty & Style.’

“This acquisition allows us to marry our on-air branded content with compelling new interactive functionality,” added Jeff Zucker, Chief Executive Officer, NBC Universal Television Group. “From the ‘Today Show’ to ‘Project Runway’ to ‘The Biggest Loser’ to all the health & medical and lifestyles segments we do every day on every one of our owned and operated television stations, we will now be able to create a deeper, richer experience around our content for consumers across all emerging platforms.”

Upon completion of the transaction, the iVillage team will report directly to Beth Comstock and continue to be based in New York.

J.P. Morgan Securities Inc. acted as the financial advisor to iVillage. Legal advisors to NBC Universal and iVillage were, respectively, the law firms of Weil, Gotshal & Manges LLP and Orrick, Herrington & Sutcliffe LLP.

Conference Call

Executives from NBC Universal and iVillage will hold a conference call to discuss this announcement with the press today at 10:00 AM (ET).  The conference call will be broadcast live on the Internet and will be available on iVillage’s Corporate Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com.  A replay of the conference call will be available on the iVillage Corporate Relations Web site approximately one hour after the call ends on Monday, March 6, 2006 until 11:00 AM (ET) on Monday, March 13, 2006.  A transcript of the conference call will be available on the iVillage Corporate Relations Web site thereafter.

 About NBC Universal

NBC Universal is one of the world’s leading media and entertainment companies in the development, production, and marketing of entertainment, news, and information to a global audience. Formed in May 2004 through the combining of NBC and Vivendi Universal Entertainment, NBC Universal owns and operates a valuable portfolio of news and entertainment networks, a premier motion picture company, significant television production operations, a leading television stations group, and world-renowned theme parks. NBC Universal is 80% owned by General Electric, and 20% owned by Vivendi Universal.

(1)   ComScore, Media Metrix, January 2006

About NBC Universal Digital Media

NBC Universal delivers its quality content to a variety of new media platforms, giving consumers what they want, where they want it. In 2004, the company launched NBC Mobile and became the first to create customized television programming especially for the cell phone. Today, content includes original newscasts from NBC News, comedy segments from “The Tonight Show with Jay Leno” and entertainment updates from “Access Hollywood.” Online, NBC Universal develops content for its suite of premium sites, MSNBC.com features netcasts of “Meet the Press,” “Blogging Baghdad” and video streams of “NBC Nightly News with Brian Williams.”  Additionally, CNBCWorldTV.com offers free audio podcasts of “Foreign Exchange.”  During the 2006 Torino Winter Games, NBCOlympics.com offered its largest coverage to date with video and audio streams, real-time results and photos, scoring the site a record-breaking 338 million page views during the course of the games. NBC Universal has also made a number of new platform distribution deals, most notably as one of the first content providers to offer programming on Apple’s iTunes.  iTunes customers can download popular and classic television shows from NBC, USA, Sci-Fi and most recently, Bravo. For the high 53 million homes, showcases exclusive and live events and sports, uncut movies, entertainment series and performing arts.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

For more information on iVillage please visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the acquisition of  iVillage by NBC Universal, as well as iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee that the acquisition will be consummated, or a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers, (viii) the effect of seasonal fluctuations in traditional online advertising purchasing patterns on iVillage’s results of operations and (ix) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

                iVillage has agreed to file a proxy statement in connection with the proposed Merger, which will be mailed to the stockholders of iVillage.  Investors and iVillage’s stockholders are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed by iVillage with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by iVillage by going to the investor relations portion of corporate website at www.ivillage.com or by contacting: Corporate Secretary, iVillage Inc., 500-512 Seventh Avenue, New York, NY 10018, Telephone: (212) 600-6000.

                iVillage and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that iVillage’s officers and directors have in the Merger will be available in the proxy statement. Information regarding certain of these persons and their beneficial ownership of iVillage common stock as of April 27, 2005 is also set forth in the Schedule 14A filed by iVillage on April 29, 2005 with the SEC.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investors relations portion of iVillage’s corporate website at www.ivillage.com.

Contacts:

NBC Universal:

Anna Perez, NBC Universal Corporate Communications, 212-664-7142

Amy Zelvin, NBC Universal Digital Media, 212-664-7436

iVillage Inc.:

Carl R. Fischer IV, iVillage Inc., 212-600-6502

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